Exhibit 10.1

NATURALNANO, INC.

OBSERVATION RIGHTS AGREEMENT

This Agreement is made on the 20th day of July 2007 by and among NaturalNano, Inc., a Nevada corporation (the “Company”), Technology Innovations, llc, a New York limited liability company (the “Investor”) and Michael L. Weiner (“Weiner”) and Ross B. Kenzie (“Kenzie”), the designees to serve as the Investor’s initial representatives for purposes of this Agreement.

Whereas, the Investor is the registered and beneficial owner of 70,303,189 shares of the Common Stock of the Company, representing approximately 57.2% of the Company’s issued and outstanding Common Stock; and

Whereas, Weiner and Kenzie have served as members of the Board of Directors;

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  For so long as the Investor owns not less than 25% of the shares of the Company’s Common Stock held by the Investor on the date hereof, the Company shall permit two representatives designated by the Investor (who shall initially be Weiner and Kenzie) to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company may withhold any information and exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) result in disclosure of trade secrets or a conflict of interest, or (iii) if the Investor or a representative is a competitor of the Company.

2.  Each of the Investor, Weiner and Kenzie, severally and not jointly, agrees that it or he will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor the Investor’s investment in the Company, and otherwise to act in a fiduciary manner with respect to, any confidential information obtained from the Company, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 2 by the Investor, Weiner or Kenzie), (ii) is or has been independently developed or conceived by the Investor, Weiner or Kenzie without use of the Company's confidential information or (iii) is or has been made known or disclosed to the Investor, Weiner or Kenzie by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that (a) the Investor may disclose confidential information to the Investor’s attorneys, accountants, consultants, and other professional advisers to the extent necessary to obtain their services in connection with monitoring the Investor’s investment in the Company and (b) the Investor, Weiner and Kenzie may disclose confidential information  as may be required by law, provided that the Investor, Weiner and Kenzie give the Company at least 48 hours’ notice prior to making any such required disclosure and take reasonable steps to minimize the extent of any such required disclosure.

3.  This Agreement shall be governed by, and shall be interpreted in accordance with, the laws of the State of New York. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and personal representatives. This Agreement may be amended, and any provision hereof may be waived, only by a written instrument executed by all parties hereto.

In witness whereof the Company, the Investor, Weiner and Kenzie have executed this Agreement as of the date first above set forth.

NATURALNANO, INC.

By:	/s/ Cathy A. Fleischer, Ph.D.
Cathy A. Fleischer, Ph.D.
President

TECHNOLOGY INNOVATIONS, LLC

By:	/s/ Michael L. Weiner
Michael L. Weiner
Manager

/s/ Michael L. Weiner
Michael L. Weiner
(in his individual capacity)

/s/ Ross B. Kenzie
Ross B. Kenzie
(in his individual capacity)